Exhibit 99.1

Avago Technologies Limited Announces Third Quarter

Fiscal Year 2013 Financial Results

•	Net revenue of $644 million, up 15% sequentially and up 6% from Q3 last year; this includes a $21 million contribution of net revenue from CyOptics

•	GAAP gross margin of 47.2 percent; Non-GAAP gross margin of 50.9 percent

•	GAAP diluted EPS of $0.56; Non-GAAP diluted EPS of $0.74

SAN JOSE, Calif., and SINGAPORE – August 27, 2013 – Avago Technologies Limited

(Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial, and consumer applications, today reported financial results for the third quarter of its fiscal year 2013, ended August 4, 2013, and provided guidance for the fourth quarter of its fiscal year 2013.

Third Quarter Fiscal Year 2013 GAAP Results

Net revenue was $644 million, an increase of 15 percent compared with the previous quarter and an increase of 6 percent from the same quarter last year. The Company completed its acquisition of CyOptics Inc. on June 28, 2013 and CyOptics contributed $21 million to total net revenue for the quarter.

Gross margin was $304 million, or 47.2 percent of net revenue. This compares with gross margin of $272 million, or 48.4 percent of net revenue last quarter, and gross margin of $295 million, or 48.7 percent of net revenue in the same quarter last year.

Operating expenses were $164 million. This compares with $154 million in the prior quarter and $146 million for the same quarter the previous year.

Income from operations was $140 million. This compares with $118 million in the prior quarter and with $149 million in the same quarter last year.

Third quarter net income was $142 million, or $0.56 per diluted share. This compares with net income of $113 million, or $0.45 per diluted share for the prior quarter, and net income of $145 million, or $0.58 per diluted share in the same quarter last year.

The Company’s cash balance at the end of the second quarter was $863 million, compared to $1,219 million at the end of the prior quarter.

The Company generated $137 million in cash from operations in the third quarter and spent $65 million on capital expenditures. On June 28, 2013 the Company paid a quarterly cash dividend of 21 cents ($0.21) per ordinary share, totaling approximately $52 million. The Company also paid a total of approximately $400 million in cash on the closing of the CyOptics acquisition, including $27 million in management incentives that will be paid out over a three-year period.

Avago Technologies Limited Announces Third Quarter Fiscal Year 2013 Financial Results

Third Quarter Fiscal Year 2013 Non-GAAP Results

Gross margin was $328 million, or 50.9 percent of net revenue. This compares with gross margin of $288 million, or 51.2 percent of net revenue last quarter, and gross margin of $310 million, or 51.2 percent of net revenue in the same quarter last year.

Income from operations was $191 million. This compares with $158 million in the prior quarter and $186 million in the same quarter the previous year.

Net income was $188 million, or $0.74 per diluted share. This compares with net income of $153 million, or $0.61 per diluted share last quarter, and net income of $182 million, or $0.72 per diluted share in the same quarter last year.

Third Quarter Fiscal Year 2013 Non-GAAP Results

				Change
(Dollars in millions, except EPS)	Q3 13	Q2 13	Q3 12	Q/Q		Y/Y
Net Revenue	$644	$562	$606		14.6%		6.3%
Gross Margin	50.9%	51.2%	51.2%		-30bps		-30bps
Operating Expenses	$137	$130	$124	+$	7	+$	13
Net Income	$188	$153	$182	+$	35	+$	6
Earnings Per Share - Diluted	$0.74	$0.61	$0.72	+$	0.13	+$	0.02

“During the third quarter, strong demand from datacenter spending and a significant uptick in industrial more than offset weaker than expected demand in wireless.” said Hock Tan, President and CEO of Avago Technologies Limited. “Momentum in our business continues into the fourth quarter. We expect very strong product ramps in wireless and sustained growth in non-CyOptics wired, together with a full quarter of CyOptics revenue, to drive double-digit sequential revenue growth on a percentage basis.”

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q3 13	Q2 13	Q3 12	Q/Q	Y/Y
Wireless Communications	45	50	40	3%	20%
Wired Infrastructure (1)	31	27	29	32%	17%
Industrial & Other	24	23	31	18%	-20%

[1]	Includes net revenues from the CyOptics business.

Avago Technologies Limited Announces Third Quarter Fiscal Year 2013 Financial Results

Key Statistics	Q3 13	Q2 13	Q3 12
(Dollars in millions)
Cash From Operations	$137	$191	$128
Depreciation	$26	$22	$20
Amortization	$20	$20	$20
Capital Expenditures	$65	$47	$65
Days Sales Outstanding	52	44	50
Inventory Days On Hand	82	76	66

Fourth Quarter Fiscal Year 2013 Business Outlook

Based on current business trends and conditions, the outlook for the fourth quarter of fiscal year 2013, ending November 3, 2013, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Sequential Change in Net Revenue	Up 12% to 15%		Up 12% to 15%
Gross Margin	46.0% plus/minus 1%	$29M	50.0% plus/minus 1%
Operating Expenses	$178M	$33M	$145M
Taxes	$6M	$6M	$12M
Diluted Share Count	253M	1M	254M

Reconciling items include $17 million of amortization of intangible assets, $3 million of share-based compensation expense, and $9 million of acquisition-related costs at the Gross Margin line, and $7 million of amortization of intangible assets, $18 million of share-based compensation, $1 million of restructuring charges, and $7 million of acquisition-related costs at the Operating Expenses line. The reconciling item of $6 million at the Taxes line represents the tax effects of the reconciling items noted above.

Capital expenditures for the fourth quarter are expected to be approximately $67 million. For the fourth quarter depreciation is expected to be $27 million and amortization is expected to be $24 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance excludes any impact from share repurchases or mergers and acquisitions activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago Technologies Limited will be presenting and meeting with investors at the Deutsche Bank Technology Conference in Las Vegas on September 11, 2013.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the third quarter fiscal year 2013, and to provide guidance for the fourth quarter of fiscal year 2013, today at 2:00 p.m.

Avago Technologies Limited Announces Third Quarter Fiscal Year 2013 Financial Results

Pacific Time. Those wishing to access the call should dial (866) 788-0544; International +1 (857) 350-1682. The passcode is 89710834. A replay of the call will be available through September 3, 2013. To access the replay dial (888) 286-8010; International +1 (617) 801-6888 and reference the passcode: 67275356. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information excludes amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs and the income tax effects of these excluded items. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes thousands of products in three primary target markets: wireless communications, wired infrastructure and industrial & other.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements which address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; loss of our significant customers; increased dependence on the volatile, wireless handset market; our competitive performance and ability to continue achieving design wins with our customers; market acceptance of the end products into which our products are designed; our ability to achieve the growth prospects and synergies expected from acquisitions we may make, including CyOptics; delays, challenges and expenses associated with integrating acquired companies with our existing businesses, including CyOptics; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing

Avago Technologies Limited Announces Third Quarter Fiscal Year 2013 Financial Results

facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on June 7, 2013 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Ltd.

Thomas Krause, 408-435-7400

VP Corporate Development

investor.relations@avagotech.com

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 4, 2013	May 5, 2013	July 29, 2012	August 4, 2013	July 29, 2012
Net revenue	$644	$562	$606	$1,782	$1,746
Cost of products sold:
Cost of products sold	325	276	297	887	860
Amortization of intangible assets	14	14	14	42	42
Restructuring charges	1	—	—	1	1

Total cost of products sold	340	290	311	930	903

Gross margin	304	272	295	852	843

Research and development	101	95	89	289	255
Selling, general and administrative	57	52	49	162	150
Amortization of intangible assets	6	6	6	17	16
Restructuring charges	—	1	2	2	4

Total operating expenses	164	154	146	470	425

Income from operations	140	118	149	382	418
Interest expense	(1)	(1)	—	(2)	(1)
Other income, net	5	1	1	8	3

Income before income taxes	144	118	150	388	420
Provision for income taxes	2	5	5	8	16

Net income	$142	$113	$145	$380	$404

Net income per share:
Basic	$0.57	$0.46	$0.59	$1.54	$1.65
Diluted	$0.56	$0.45	$0.58	$1.51	$1.61

Shares used in per share calculations:
Basic	248	246	245	246	245
Diluted	252	251	250	251	251

Share-based compensation expense included in:
Cost of products sold	$3	$2	$1	$7	$4
Research and development	8	7	6	22	15
Selling, general and administrative	9	8	8	26	20

Total share-based compensation expense	$20	$17	$15	$55	$39

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY - UNAUDITED(1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 4, 2013	May 5, 2013	July 29, 2012	August 4, 2013	July 29, 2012
Net revenue	$644	$562	$606	$1,782	$1,746
Gross margin	$328	$288	$310	$908	$890
% of net revenue	51%	51%	51%	51%	51%
Research and development	$91	$88	$83	$265	$240
Selling, general and administrative	$46	$42	$41	$132	$130

Total operating expenses	$137	$130	$124	$397	$370
% of net revenue	21%	23%	20%	22%	21%
Income from operations	$191	$158	$186	$511	$520
Income before income taxes	$195	$158	$187	$517	$522
Provision for income taxes	$7	$5	$5	$13	$16

Net income	$188	$153	$182	$504	$506
Net income per share - diluted	$0.74	$0.61	$0.72	$1.99	$1.99
Shares used in per share calculation - diluted	253	252	252	253	254

(1)	A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs and income tax effects of non-GAAP reconciling adjustments.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 4, 2013	May 5, 2013	July 29, 2012	August 4, 2013	July 29, 2012
Net income on GAAP basis	$142	$113	$145	$380	$404

Amortization of intangible assets	20	20	20	59	58
Share-based compensation expense	20	17	15	55	39
Restructuring charges	1	1	2	3	5
Acquisition-related costs	10	2	—	12	—
Income tax effects of non-GAAP reconciling adjustments	(5)	—	—	(5)	—

Net income on Non-GAAP basis	$188	$153	$182	$504	$506

Gross margin on GAAP basis	$304	$272	$295	$852	$843
Amortization of intangible assets	14	14	14	42	42
Share-based compensation expense	3	2	1	7	4
Restructuring charges	1	—	—	1	1
Acquisition-related costs	6	—	—	6	—

Gross margin on Non-GAAP basis	$328	$288	$310	$908	$890

Research and development on GAAP basis	101	95	$89	289	$255
Share-based compensation expense	8	7	6	22	15
Acquisition-related costs	2	—	—	2	—

Research and development on Non-GAAP basis	$91	$88	$83	$265	$240

Selling, general and administrative on GAAP basis	$57	$52	$49	$162	$150
Share-based compensation expense	9	8	8	26	20
Acquisition-related costs	2	2	—	4	—

Selling, general and administrative on Non-GAAP basis	$46	$42	$41	$132	$130

Total operating expenses on GAAP basis	$164	$154	$146	$470	$425
Amortization of intangible assets	6	6	6	17	16
Share-based compensation expense	17	15	14	48	35
Restructuring charges	—	1	2	2	4
Acquisition-related costs	4	2	—	6	—

Total operating expenses on Non-GAAP basis	$137	$130	$124	$397	$370

Income from operations on GAAP basis	$140	$118	$149	$382	$418
Amortization of intangible assets	20	20	20	59	58
Share-based compensation expense	20	17	15	55	39
Restructuring charges	1	1	2	3	5
Acquisition-related costs	10	2	—	12	—

Income from operations on Non-GAAP basis	$191	$158	$186	$511	$520

Income before income taxes on GAAP basis	$144	$118	$150	$388	$420
Amortization of intangible assets	20	20	20	59	58
Share-based compensation expense	20	17	15	55	39
Restructuring charges	1	1	2	3	5
Acquisition-related costs	10	2	—	12	—

Income before income taxes on Non-GAAP basis	$195	$158	$187	$517	$522

Provision for income taxes on GAAP basis	$2	$5	$5	$8	$16
Income tax effects of non-GAAP reconciling adjustments	5	—	—	5	—

Provision for income taxes on non-GAAP basis	$7	$5	$5	$13	$16

Shares used in per share calculation - diluted on GAAP basis	252	251	250	251	251
Non-GAAP adjustment	1	1	2	2	3

Shares used in per share calculation - diluted on Non-GAAP basis(1)	253	252	252	253	254

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	August 4, 2013	October 28, 2012 (1)
ASSETS
Current assets:
Cash and cash equivalents	$863	$1,084
Trade accounts receivable, net	365	341
Inventory	284	194
Other current assets	129	72

Total current assets	1,641	1,691
Property, plant and equipment, net	620	503
Goodwill	388	180
Intangible assets, net	514	422
Other long-term assets	36	66

Total assets	$3,199	$2,862

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$266	$248
Employee compensation and benefits	80	61
Capital lease obligations - current	2	1
Other current liabilities	27	36

Total current liabilities	375	346

Long-term liabilities:
Capital lease obligations - non-current	1	2
Other long-term liabilities	97	95

Total liabilities	473	443

Shareholders’ equity:
Ordinary shares, no par value	1,538	1,479
Retained earnings	1,190	951
Accumulated other comprehensive loss	(2)	(11)

Total shareholders’ equity	2,726	2,419

Total liabilities and shareholders’ equity	$3,199	$2,862

(1)	Amounts as of October 28, 2012 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 4, 2013	May 5, 2013	July 29, 2012	August 4, 2013	July 29, 2012
Cash flows from operating activities:
Net income	$142	$113	$145	$380	$404
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46	42	40	129	115
Share-based compensation	20	18	15	55	39
Tax benefits of share-based compensation	6	—	8	6	10
Excess tax benefits from share-based compensation	(3)	—	(5)	(3)	(6)
Other	(1)	2	2	(1)	5
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	(43)	(5)	(56)	27	(2)
Inventory	(20)	(20)	2	(54)	(22)
Accounts payable	11	36	(27)	13	(14)
Employee compensation and benefits	16	11	12	14	(20)
Other current assets and current liabilities	(33)	(7)	(7)	(51)	(25)
Other long-term assets and long-term liabilities	(4)	1	(1)	(2)	(6)

Net cash provided by operating activities	137	191	128	513	478

Cash flows from investing activities:
Purchases of property, plant and equipment	(65)	(47)	(65)	(179)	(168)
Acquisitions and investments, net of cash acquired	(373)	(37)	(2)	(419)	(2)

Net cash used in investing activities	(438)	(84)	(67)	(598)	(170)

Cash flows from financing activities:
Proceeds from government grants	—	2	—	5	2
Payments of capital lease obligations	—	(1)	(1)	(1)	(2)
Issuance of ordinary shares	32	18	6	60	28
Repurchases of ordinary shares	(38)	(11)	(15)	(62)	(100)
Excess tax benefits from share-based compensation	3	—	5	3	6
Dividend payments to shareholders	(52)	(47)	(37)	(141)	(98)

Net cash used in financing activities	(55)	(39)	(42)	(136)	(164)

Net (decrease) increase in cash and cash equivalents	(356)	68	19	(221)	144
Cash and cash equivalents at the beginning of period	1,219	1,151	954	1,084	829

Cash and cash equivalents at end of period	$863	$1,219	$973	$863	$973